                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

            We consent to the  incorporation  by reference  in the  Registration
Statement  on  Amendment  No. 1 to Form S-3 of our  report  dated  March 5, 2004 relating  to the 2003 and  2002  consolidated  financial  statements  of  Empire
Resorts,  Inc. and  Subsidiaries  (the "Company")  which appear in the Company's annual report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities  and Exchange  Commission on March 30, 2004, and to the reference to our firm under the caption "Experts" in this registration statement.

                                             /s/ Friedman LLP
                                             ----------------
                                             Friedman LLP

New York, New York
September 30, 2004